UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2021

UPAY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-55747	37-1793622
(Commission File Number)	(IRS Employer Identification No.)

3010 LBJ Highway, 12th Floor
Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

(972) 888-6052
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

UPAY, Inc. is referred to herein as “we”, “us” or “our”.

Item 5.02.	Departure and Directors or Certain Officers/Appointment of Certain Officers

Director Appointment

On October 11, 2021, our Board of Directors appointed James Byrd as our Director for a one year term. Effective as of October 11, 2021, we completed a Director Agreement with James Byrd, which agreement is attached hereto as Exhibit 1 (the “Agreement”).

Compensatory Arrangements

The Agreement provides that we shall pay James Byrd $5,000 per month for his Director responsibilities.

Biography of James Byrd

James Byrd has been our Director since October 11, 2021. James Byrd is a Florida Licensed Attorney and has practiced corporate and securities law since 1986. He has tried cases in state and federal court, FINRA, the Florida Supreme Court, and the US Court of Appeals. James Byrd has built, advised and managed companies from start up to publicly traded status. From 1998 to 200, he was Vice Chairman of Success Magazine. During the past 5 years, Jim has held the following officer/director positions:

•	2015 to Present - Legion Capital Corporation, a registered broker-dealer – Chairman/Chief Executive Officer/Director
•	2012 – 2015 - Engage Mobility, Inc., - a Mobile Technology Company – Chairman/Chief Executive Officer/Director

Item 9.01.   Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.2	Director Agreement dated October 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

UPAY, INC.

Date: October 13, 2021	By: /s/ Jaco C Folscher
Name: Jaco C Folscher
Title: Chief Financial Officer